    As filed with the Securities and Exchange Commission on August 7, 1995

                                                      REGISTRATION NO. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          UNITED WATER RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW JERSEY                                22-2441477
(STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

                               200 OLD HOOK ROAD
                       HARRINGTON PARK, NEW JERSEY  07640
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)
      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (201) 784-9434

                                ALLAN D. SHAKLEY
                               200 OLD HOOK ROAD
                       HARRINGTON PARK, NEW JERSEY 07640
                                 (201) 784-9434
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ---------------

                                   COPIES TO:

    E. ELLSWORTH MCMEEN, III, ESQ.              RICHARD B. MCGLYNN, ESQ.
LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.     VICE PRESIDENT AND GENERAL COUNSEL
        125 WEST 55TH STREET           UNITED WATER MANAGEMENT AND SERVICES INC.
      NEW YORK, NEW YORK  10019                     200 OLD HOOK ROAD
                                            HARRINGTON PARK, NEW JERSEY 07640

                                ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                  PROPOSED           PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT BEING       MAXIMUM OFFERING     AGGREGATE OFFERING    AMOUNT OF
          BEING REGISTERED                   REGISTERED       PRICE PER SHARE(1)        PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock (no par value).............  4,000,000 shares           $13.31             $53,240,000       $18,358.62
Series A Participating Preferred Stock
Purchase Rights.........................  4,000,000 rights
=======================================================================================================================

     (1) The proposed maximum offering price per share is the average of the high and low prices of the Common Stock reported in the consolidated reporting system for New York Stock Exchange traded securities as of August 2, 1995, and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933.
                                ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                              DATED AUGUST 7, 1995

 P R O S P E C T U S

                          UNITED WATER RESOURCES INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of United Water Resources Inc. (the "Company") provides holders of record of shares of its Common Stock, no par value ("Common Stock"), customers of the Company's subsidiaries covered by the Plan and employees of the Company or any of its subsidiaries covered by the Plan with a simple and convenient method of purchasing shares of Common Stock without payment of any brokerage commission or service charge. Shares of Common Stock purchased under the Plan may be original issue shares and/or open market shares, in the discretion of the Company. Original issue shares will be purchased at a 3% discount from market prices (which discount is subject to change or elimination in the discretion of the Company, as discussed in the answer to Question 3) while open market purchases of shares will not be made at a discount from market prices.

    Each participant in the Plan who is an existing shareholder of record may elect one of the following options:

    FULL DIVIDEND REINVESTMENT -

        Reinvest dividends on all shares of Common Stock registered in the shareholder's name. Optional cash payments may also be made of not less than $25 per payment and up to $3,000 per calendar quarter in the aggregate; or

    PARTIAL DIVIDEND REINVESTMENT -

        Reinvest dividends on fewer than all shares of Common Stock registered in the shareholder's name. Optional cash payments may also be made of not less than $25 per payment and up to $3,000 per calendar quarter in the aggregate; or

    OPTIONAL CASH PAYMENTS -
        Invest in additional shares of Common Stock by making optional cash payments of not less than $25 per payment and up to $3,000 per calendar quarter in the aggregate.

    Under all of the Plan's investment options, dividends on shares of Common Stock credited to a participant's Plan account are automatically reinvested in shares of Common Stock.

    Each customer of the Company's subsidiaries covered by the Plan, and each employee of the Company or any of its subsidiaries covered by the Plan, who is not a shareholder of record, may join the Plan by making an initial cash investment of at least $25 and up to $3,000, which will be used to purchase shares of Common Stock for his or her Plan account.

    The per share purchase price of any original issue shares of Common Stock purchased with reinvested cash dividends or optional cash payments will be 97% of the average of the daily high and low sale prices of Common Stock on the New York Stock Exchange for five randomly selected trading days in the month preceding the applicable purchase date. The per share purchase price of any shares of Common Stock purchased on the open market with the proceeds of Common Stock dividends or with optional cash payments, as the case may be, will be the average price of all such shares of Common Stock purchased by the Designated Agent (defined herein), as agent for Participants in the Plan, during the respective investment period for reinvested dividends or for optional cash payments, as the case may be. With respect to open market purchases, such investment period will be either (a) the period of 30 days after a dividend payment date (see Question 18) in the case of reinvested dividends or (b) the period of 35 days after the fifth day preceding the first business day of a month (see Question 23) in the case of optional cash payments. (See the answer to Question 8 for an explanation of the purchase price, including the Company's right to change the purchase price.)

    FOR A SUMMARY DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES RELATING TO PARTICIPATION IN THE PLAN AND TO THE DISPOSITION OF SHARES PURCHASED PURSUANT TO THE PLAN, SEE "FEDERAL INCOME TAX INFORMATION" HEREIN. PARTICIPANTS ARE URGED, HOWEVER, TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES APPLICABLE TO THEM.

    Although the Plan contemplates the continuation of quarterly dividend payments on the Common Stock, the payment and amount of dividends will depend upon future earnings, the financial condition of the Company and other factors.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.   ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                ---------------

                 THE DATE OF THIS PROSPECTUS IS ________, 1995

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning directors and officers of the Company, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10048, where reports, proxy statements and other information concerning the Company can also be inspected.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference into this Prospectus:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to the Exchange Act;

    (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed pursuant to the Exchange Act;

    (3) The Company's Registration Statement on Form 8-B, filed October 11, 1983, pursuant to the Exchange Act, as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act; and

    (4) The Company's Registration Statement on Form 8-A, filed July 26, 1989, pursuant to the Exchange Act, as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act.

    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part, and the exhibits thereto, which the Company has filed with the Commission under the Securities Act of 1933, to which reference is hereby made.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents not specifically incorporated by reference therein. Requests for such copies should be directed to Allan D. Shakley, Assistant Secretary, United Water Resources Inc., 200 Old Hook Road, Harrington Park, N.J. 07640 (telephone number: (201) 784-9434).

                                  THE COMPANY

    The Company is a New Jersey corporation with its principal executive office at 200 Old Hook Road, Harrington Park, New Jersey 07640 (telephone number: (201) 784-9434). The Company was organized in 1983 as the holding company for United Water New Jersey Inc. ("UWNJ") (formerly named Hackensack Water Company). UWNJ was incorporated by an act of the New Jersey Legislature in 1869 and a number of local water companies have been merged into UWNJ since its reorganization in 1880. The principal and wholly-owned subsidiary of UWNJ is United Water New York Inc. ("UWNY") (formerly named Spring Valley Water Company Incorporated), which was incorporated under the laws of New York in 1893.

    In 1994, the Company acquired all of the outstanding common stock of GWC Corporation. The largest subsidiary of GWC Corporation, now known as United Waterworks Inc., is a wholly-owned subsidiary of the Company and has subsidiaries that operate water and wastewater utilities in thirteen states.

    Other wholly-owned subsidiaries of the Company include United Properties Group Inc. (formerly named Rivervale Realty Co., Inc.), which is engaged in real estate acquisition, rental, development and sales; Laboratory Resources, Inc., which owns and operates a network of commercial laboratories performing environmental and industrial hygiene testing services; Metering Services, Inc., which provides a variety of automatic meter reading services to utilities and also applies its telemetry knowledge toward other applications and markets; and United Water Mid-Atlantic Utilities Corporation (formerly named Mid-Atlantic Utilities Corporation), which works with real estate developers to establish, own and operate water and sewerage utility systems.

                      INDEX TO DESCRIPTION OF THE PLAN*

                                 Refer to
                                 Questions
                                 ---------
Administration                    4-5
Advantages                        2-3
Optional Cash Payments            19-23
Other Information                 30-36
Participation                     9-15
Purchases                         6-8
Purpose                           1
Reinvestment of Cash Dividends    16-18
Reports                           29
Sale of Shares                    28
Stock Certificates                24-25
Withdrawal From the Plan          26-27

----------
* This index is for convenience of reference only and is not a part of the Plan. Since other provisions of the Plan may be important to investors or may bear on the matters listed, readers are urged to study the Plan in its entirety.

                                 DESCRIPTION OF THE PLAN

          The following is a question-and-answer statement of the provisions of the Plan. All references used herein to the Common Stock shall include Series A Participating Preferred Stock Purchase Rights of the Company (the "Rights").
For convenience of reference, the definitions of certain terms are included below.

DEFINITIONS

Beneficial Owner   A person whose shares of Common Stock are registered in other than his or her own name (for example, in the name of a broker or other nominee).

Cash Deadline      The fifth day preceding the first business day of a month.

Cash Payment       Purchases of original issue shares of Common Stock with
Purchase Date      Optional Cash Payments will be made on the "Cash Payment
                   Purchase Date", which shall occur on or about the first business day of each month.

Common Stock       The common stock of the Company.

Customer A customer of one of the Company's subsidiaries covered at the time by the Plan.

Designated Agent   The agent, which will be a "registered broker or dealer" or
                   "bank", as those terms are defined in Section 3(a) of the Exchange Act, appointed by the Company from time to time, with notice to Participants, to act on behalf of Participants in buying Common Stock on the open market.

Employee An employee of the Company, or of any of its subsidiaries covered at the time by the Plan.

Enrollment Form    The form completed by an Employee or Customer to enroll in the Plan.

Initial Investment The initial payment delivered with an Enrollment Form for an amount (not less than $25 and not more than $3,000) which is required of a Customer or Employee, who is not a Shareholder, upon enrolling in the Plan.

investment period  The period during which the Designated Agent purchases shares of Common Stock on the open market for the accounts of Participants pursuant to the Plan.

Optional Cash      Cash payments (including the Initial Investment, if any) made
Payments           to the Agent by a Participant, from time to time, of not less than $25 per payment and not more than $3,000 per calendar quarter in the aggregate.

Participants       Customers, Employees or Shareholders who participate in the
                   Plan.

Shareholder        A holder of record of shares of Common Stock.

Shareholder        The form completed by a Shareholder to enroll in the Plan.
Authorization Form


PURPOSE

          1.  WHAT IS THE PURPOSE OF THE PLAN?

          The purpose of the Plan is to provide Shareholders, Customers and Employees with a simple and convenient method of acquiring shares of Common Stock. The Plan allows a Participant to invest cash dividends on shares of Common Stock registered in such Participant's name in shares of Common Stock and provides the opportunity to acquire shares of Common Stock through Optional Cash Payments, in each case, without payment of any brokerage commission or service charge.

          The shares of Common Stock purchased may be, in the Company's discretion, original issue shares of Common Stock purchased directly from the Company and/or shares of Common Stock purchased on the open market. Original issue shares shall include authorized and unissued shares of Common Stock and shares of Common Stock held in the treasury of the Company. When original issue shares are purchased directly from the Company, the Company will receive new equity capital funds. (See "Use of Proceeds.")

ADVANTAGES

          2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

          The Plan offers Participants the opportunity to purchase shares of Common Stock through dividend reinvestment (a) at a discount of 3%, which discount is subject to change or elimination in the Company's discretion (see Questions 3 and 8), from market prices, in the case of purchases of original issue shares, or (b) at the average price of all open market shares purchased by the Designated Agent during a given investment period, in the case of purchases of shares in transactions on the open market. Participants may have cash dividends on all or a specified number of their shares of Common Stock automatically reinvested in shares of Common Stock each quarter. In addition, Participants may also purchase Common Stock monthly with Optional Cash Payments
(a) at a discount of 3%, which discount is subject to change or elimination in the Company's discretion (see Questions 3 and 8), from market prices, in the case of purchases of original issue shares, or (b) at the average price of all open market shares purchased by the Designated Agent during a given investment period, in the case of purchases of shares in transactions on the open market. No commission or service charge is paid by Participants in connection with purchases under the Plan. Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' Plan accounts. Dividends with respect to such fractions, as well as with respect to full shares, will be credited to Participants' Plan accounts and reinvested in shares of Common Stock under the Plan. Participants who elect to have dividends on fewer than all of the shares of Common Stock held by them reinvested through the Plan will continue to receive direct payments of cash dividends on their remaining shares. Dividends on shares credited to Participants' Plan accounts will be automatically reinvested in shares of Common Stock. Certain provisions applicable to foreign holders whose dividends are subject to income tax withholding are described under the caption "Federal Income Tax Information."

          3.  HOW DOES THE DISCOUNT WORK WITH RESPECT TO ORIGINAL ISSUE
              SHARES?

          The discount from market prices (the "Discount") applicable to purchases of original issue shares with the proceeds of Common Stock dividends or with Optional Cash Payments, as the case may be, will initially be 3%. The Company reserves the right, in its discretion, by giving at least 20 days notice to Participants, to change or eliminate the Discount with respect to original issue shares purchased for Participants under the Plan, which Discount, if any, will be between 1% and 10%.

ADMINISTRATION

          4.  WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

          First Interstate Bank of California, Stock Transfer Administration (W11-2), 707 Wilshire Boulevard, Los Angeles, CA 90017 (the "Agent"), acts as Agent for Participants under an arrangement which may be terminated by the Company or the Agent at any time. The Agent keeps a continuing record of all Participants' Plan accounts, sends statements of account activities to Participants and performs other duties relating to the Plan. Common Stock purchased under the Plan will be registered in the name of the nominee of First Interstate Bank of California, as Agent for Participants. Should First Interstate Bank of California cease to act as Agent under the Plan, another agent will be designated by the Company. (For a description of the role played by the Designated Agent in purchasing open market shares for the accounts of Participants, see the further provisions of the Plan, including Questions 6 and 8.)

          The Company reserves the right to make such additional or other arrangements for the administration of the Plan as it deems appropriate.

          Any correspondence concerning the Plan should be sent to:

                  First Interstate Bank of California
                  Shareholders Investment Service
                  P.O. Box 750
                  Pittsburgh, Pennsylvania 15230-9625
                  Attention: United Water Resources Dividend Reinvestment
                             and Stock Purchase Plan

          Please contact the Shareholders Investment Service representatives at 1-800-522-6645, or the Company's Investor Relations Department at 201-767-2811, if you have any inquiries concerning the Plan.

          5. WHAT ARE THE COSTS TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

          Participants are not required to pay a commission or service charge of any kind in connection with purchases of shares of Common Stock under the Plan.

          If a Participant elects to have shares of Common Stock sold upon withdrawal from the Plan, the Participant will pay all brokerage fees and transfer taxes associated with such sale. All fractional shares of Common Stock credited to a Participant's Plan account will be sold upon withdrawal from the Plan. Upon the sale of such fractional shares, the Participant will receive a check for the proceeds, reflecting a deduction for the brokerage commission incurred and any associated transfer taxes. (See Question 26.)

     All fees incurred for administration of the Plan will be paid by the Company.

PURCHASES

     6.  HOW ARE SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

     In connection with any reinvestment of dividends and/or purchases made with Optional Cash Payments, the Company will, in its discretion, (1) utilize such funds as consideration for original issue shares; or (2) direct the Designated Agent to purchase shares in transactions on the open market; or (3) use a combination of both.

     If the Company elects to utilize outstanding shares of Common Stock for the purposes of the Plan, the Designated Agent will, pursuant to the Plan, make all such open market purchases as are necessary to meet the requirements of the Plan. Neither the Company nor any affiliate thereof will exercise any direct or indirect control or influence over the prices, amounts, timing or manner of purchases made by the Designated Agent on the open market.

     The Company has initially elected to utilize only original issue shares in connection with all acquisitions under the Plan and will notify Participants at least 20 days prior to changing an existing election.

     7.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

     Each Participant's Plan account will be credited with the number of shares, including fractions thereof computed to three decimal places, equal to the sum of (1) any dividends to be invested on the Participant's behalf divided by the purchase price of a share of Common Stock purchased with dividends plus (2) any Optional Cash Payments divided by the purchase price of a share of Common Stock purchased with Optional Cash Payments.

     8.  WHAT WILL BE THE PRICE OF COMMON STOCK PURCHASED UNDER THE PLAN?

     The price of any original issue shares of Common Stock purchased from the Company (computed to four decimal places) with Common Stock dividends will be, in the Company's discretion (as described in the answer to Question 3), 90% to 100% of the average of the daily high and low sale prices of a share of Common Stock on the New York Stock Exchange for each of five days chosen at random by the Agent on which Common Stock was traded on the New York Stock Exchange in the month immediately preceding the dividend payment date. Such price will initially be 97% of the average price described in the foregoing sentence. Dividend payment dates are ordinarily the first business day of March, June, September and December.

     The price of any original issue shares of Common Stock purchased from the Company (computed to four decimal places) with Optional Cash Payments will be, in the Company's discretion (as described in the answer to Question 3), 90% to 100% of the average of the daily high and low sale prices of a share of Common Stock on the New York Stock Exchange for each of five days chosen at random by the Agent on which Common Stock was traded on the New York Stock Exchange in the month immediately preceding the Cash Payment Purchase Date. Such price will initially be 97% of the average price described in the foregoing sentence.

     The price of shares of Common Stock purchased on the open market (computed to four decimal places) by the Designated Agent, as agent for Participants in the Plan, during any investment period for reinvested dividends and/or Optional Cash Payments will be the average price of all such shares of Common Stock so purchased by the Designated Agent during such investment period with the proceeds of such dividends and/or Optional Cash Payments.

     With respect to original issue shares, the Company reserves the right, in its discretion, by giving at least 20 days notice to Participants, to change or eliminate the then prevailing Discount, or establish an alternative pricing methodology for such purchases.

     In the event that both open market purchases and original issue purchases from the Company are made from dividends and/or Optional Cash Payments, such combination of shares will be allocated to each individual Participant's account on a pro rata basis or otherwise in the discretion of the Company.

PARTICIPATION

     9.  WHO IS ELIGIBLE TO PARTICIPATE?

     (1) Shareholder. Subject to the following, the Plan is open to participation by a registered owner of shares of Common Stock. Shares of Common Stock are registered in the name of a Participant if such shares are represented by a stock certificate issued in the name of the Participant. Beneficial Owners either must cause their shares to be registered in their names or must make appropriate arrangements with their broker or other nominee to participate in the Plan on their behalf in order to be eligible to participate in the Plan.

     Indirect participation in the Plan by Beneficial Owners through brokers or other nominees may be on terms and conditions which differ from those set forth in this Prospectus, in which case the terms and conditions established by each broker or other nominee will govern such indirect participation. Such terms and conditions may include limitations on participation in the Plan and the requirement that the Beneficial Owner pay a commission or service charge to the broker or other nominee. Certain features of the Plan, including, for example, investment of Optional Cash Payments, may not be available to Beneficial Owners participating indirectly in the Plan through brokers or other nominees.

     (2) Employee. The Plan is open to enrollment by any Employee. After enrolling in the Plan and becoming a Shareholder an Employee can elect to participate in the Plan as a Shareholder.

     (3) Customer. The Plan is open to participation by any Customer (as defined above). After enrolling in the Plan and becoming a Shareholder a Customer can elect to participate in the Plan as a Shareholder.

     10. WHEN MAY ELIGIBLE SHAREHOLDERS, CUSTOMERS AND EMPLOYEES ENROLL IN THE PLAN?

     Participation in the Plan is voluntary. Eligible Shareholders, Customers and Employees may enroll in the Plan at any time.

     Shareholder participation with respect to the reinvestment of dividends on shares of Common Stock registered in the Shareholder's name will commence with the first dividend payable following receipt by the Agent of a completed and signed Shareholder Authorization Form if such form is received by the Agent at least one business day prior to the particular dividend record date on which the Shareholder wishes to begin purchases with reinvested dividends. If a Shareholder Authorization Form is not received by that time, the dividend will be paid in cash and participation will commence on the next dividend payment date.

     Participation with respect to purchases of Common Stock with Optional Cash Payments will commence following receipt by the Agent on or prior to the Cash Deadline (as defined above) in a given month of a completed and signed Shareholder Authorization Form or Enrollment Form, as the case may be, with a check or money order for the Optional Cash Payment. (See Question 19.)

     Participants are not required to remain enrolled in the Plan and may discontinue participation at any time (See Questions 26 and 27.)

     11.  HOW DO ELIGIBLE SHAREHOLDERS, EMPLOYEES AND CUSTOMERS PARTICIPATE?

     Shareholders may become Participants in the Plan by completing, signing and returning a Shareholder Authorization Form to the Agent. Shareholder Authorization Forms may be obtained at any time upon written request or by calling the Agent or the Company's Investor Relations Department. Customers and Employees who are not Shareholders may become Participants in the Plan by completing, signing and returning an Enrollment Form with an Initial Investment to the Agent. Enrollment Forms may be obtained at any time upon written request or by calling the Company's Investor Relations Department.

     Beneficial Owners who wish to participate indirectly in the Plan must arrange such participation with their broker or other nominee.

     Participants currently enrolled in the Plan will continue to participate in the same manner which they have previously authorized. Participants may change investment options by completing and signing a Shareholder Authorization Form and returning it to the Agent. (See Question 13.) Participants may elect to discontinue participation by giving written notice to the Agent. (See Questions 26 and 27.)

     12.  WHAT INVESTMENT OPTIONS ARE AVAILABLE TO PARTICIPANTS?

     (1)  Each Shareholder of record may elect one of the following options:

          (i) Full Dividend Reinvestment. Reinvest dividends on all shares of Common Stock registered in the Shareholder's name. Optional Cash Payments may also be made; or

          (ii) Partial Dividend Reinvestment. Reinvest dividends on fewer than all shares of Common Stock registered in the Shareholder's name. Optional Cash Payments may also be made; or

          (iii) Optional Cash Payments. Invest in shares of Common Stock by making Optional Cash Payments.

     (2) Employees and Customers who are not Shareholders may enroll in the Plan by making an Initial Investment. They will be enrolled in the Optional Cash Payment option and may make Optional Cash Payments. Customers and Employees, after becoming Shareholders, can elect to participate in the other Plan investment options available to Shareholder Participants.

     Under all of the Plan's investment options, cash dividends on shares credited to a Participant's Plan account are automatically reinvested in shares of Common Stock.

     13.  HOW MAY A SHAREHOLDER PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

     A Participant may change investment options by completing, signing and returning a new Shareholder Authorization Form to the Agent. A Shareholder Authorization Form may be obtained from the Agent upon written request or by calling the Agent or the Company's Investor Relations Department. Any change in investment options with respect to reinvestment of dividends will become effective in the same manner as an initial enrollment in the Plan. (See Question 10.)

     14.  WHAT DO THE FORMS FOR ENROLLMENT IN THE PLAN PROVIDE?

     The Shareholder Authorization Form and Enrollment Form serve to initiate participation in the Plan and appoint the Agent and the Designated Agent as the Participant's agents under the Plan.

     The Shareholder Authorization Form allows a Shareholder to elect to participate in the Plan's full dividend reinvestment, partial dividend reinvestment or Optional Cash Payment options.

     The Enrollment Form allows Customers and Employees who are not Shareholders to enroll in the Plan by making an Initial Investment and participating in the Optional Cash Payment option. Customers and Employees, after becoming Shareholders, can elect to participate in the other investment options available to Shareholder Participants by completing a Shareholder Authorization Form.

     15. IF A CUSTOMER PARTICIPANT CEASES TO BE A CUSTOMER OR IF AN EMPLOYEE PARTICIPANT CEASES TO BE AN EMPLOYEE, MAY THE CUSTOMER OR EMPLOYEE CONTINUE TO PARTICIPATE IN THE PLAN?

     As long as any fraction of a share has been credited to the Participant's Plan account, the Participant may continue to participate in the Plan as a Shareholder even if the Participant is no longer a Customer or an Employee.

REINVESTMENT OF CASH DIVIDENDS

     16.  HOW WILL CASH DIVIDENDS PAYABLE ON SHARES OF COMMON STOCK BE
REINVESTED?

     If a Participant elects to reinvest his or her dividends through the full dividend reinvestment option, cash dividends with respect to all shares of Common Stock registered in such Participant's name as well as all fractional and whole shares credited to a Participant's Plan account on the record date are automatically reinvested in shares of Common Stock and credited to the Participant's Plan account on the dividend payment date.

     17. MAY A SHAREHOLDER REINVEST DIVIDENDS ON ONLY A PORTION OF ALL SHARES OF COMMON STOCK OWNED?

     A Shareholder may participate in the Plan with respect to fewer than all of the shares of Common Stock registered in the Shareholder's name by indicating on a Shareholder Authorization Form the number of shares with respect to which the Shareholder has elected to reinvest dividends. If a Participant who is reinvesting the cash dividends on fewer than all of the shares of Common Stock registered in the Participant's name disposes of a portion of such shares, the Agent will continue to reinvest the dividends on the Participant's remaining shares up to the number of shares originally authorized. Cash dividends payable to a Shareholder Participant with respect to shares of Common Stock that have not been designated for reinvestment, if any, will be forwarded to the Shareholder in accordance with the Company's customary procedure as in effect at such time. No matter how many shares a Shareholder designates on the Shareholder Authorization Form, dividends on all shares credited to a Shareholder Participant's Plan account will automatically be reinvested.

     18.  WHEN WILL SHARES OF COMMON STOCK BE ACQUIRED WITH REINVESTED
DIVIDENDS?

     The date for the purchase of original issue shares of Common Stock with reinvested Common Stock dividends corresponds to the dividend payment date for shares of Common Stock. Cash dividends on Common Stock are generally payable on the first business day of March, June, September and December of each year.
With respect to open market purchases, the Designated Agent, at its sole discretion, will determine the exact timing of purchases made on the open market, and will purchase Common Stock with reinvested dividends as promptly as practicable, consistent with the Designated Agent's obligations as agent for Participants. In any event, such purchases will be made by the Designated Agent within 30 days after the dividend payment date. If for any reason any such purchase is not made during such period, the funds therefor will be returned to the relevant Participants. (See Question 23 for information regarding dates for acquisition of Common Stock with the use of Optional Cash Payments.)

     No interest will be paid by the Company, the Agent or the Designated Agent on reinvested dividends pending their investment in Common Stock.

OPTIONAL CASH PAYMENTS

     19.  HOW DOES THE OPTIONAL CASH PAYMENT PLAN WORK?

     Shareholders who elect to participate by making Optional Cash Payments in addition to reinvesting cash dividends on shares of Common Stock registered in their names may make their Optional Cash Payment by sending a check or money order to the Agent either with a completed and signed Shareholder Authorization Form or at any subsequent time with a completed optional cash investment stub, which is attached to the account statement sent to Participants after each purchase for the Participant's Plan account.

     Shareholders who elect to make only Optional Cash Payments (and not to reinvest dividends on shares registered in their name), and Customers and Employees enrolling in the Plan, must make their Optional Cash Payment at the time a completed and signed Shareholder Authorization Form or Enrollment Form, as the case may be, is sent to the Agent by enclosing a check or money order payable to the Agent with such form. Participants may make any number of Optional Cash Payments in each calendar year, but such Optional Cash Payments, which include the Initial Investment, must be at least $25 per payment and not more than $3,000 per calendar quarter in the aggregate for each Participant's Plan account. Subsequent to the Initial Investment, Participants may make Optional Cash Payments at any time by sending a check or money order to the Agent with a completed optional cash investment stub, which is attached to the account statement.

     There is no obligation to make any Optional Cash Payment. The amount of each optional cash payment may vary, but each payment must be at least $25 and may not exceed $3,000 per calendar quarter in the aggregate. Optional cash payments of less than $25 per payment or more than $3,000 per calendar quarter in the aggregate will be returned to the Participant. Dividends on shares purchased under this option and held in a Participant's Plan account will automatically be reinvested in shares of Common Stock. ALL OPTIONAL CASH PAYMENTS MUST BE SENT TO THE AGENT AND MUST BE MADE PAYABLE TO FIRST INTERSTATE BANK OF CALIFORNIA.

     Optional Cash Payments must be received on or before the Cash Deadline in order to be invested in the next investment period or on the next Cash Payment Purchase Date, as the case may be. (See

Question 23 for information regarding dates for acquisition of Common Stock with the use of Optional Cash Payments.)

     In the context of original issue shares, if it appears to the Company that any Participant is using or contemplating the use of the Optional Cash Payment investment option in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any payment by or on behalf of such Participant is tendered. Such payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.

     20.  HOW WILL OPTIONAL CASH PAYMENTS BE INVESTED?

     Optional Cash Payments will as a general matter be invested on a monthly basis. At the option of the Company, the Designated Agent will apply Optional Cash Payments to the open market purchases of shares of Common Stock for the account of such Participants and/or the Optional Cash Payments will be used as consideration for original issue shares.

     21. CAN A CUSTOMER'S OPTIONAL CASH PAYMENTS BE SUBMITTED WITH PAYMENTS FOR HIS OR HER BILLS?

     No. Customer Optional Cash Payments must be sent to the Agent and not with the payment of the customer's bill.

     22.  MAY AN EMPLOYEE MAKE OPTIONAL CASH PAYMENTS THROUGH PAYROLL
DEDUCTIONS?

     Yes. If an Employee elects payroll deductions on the Payroll Deduction Form, which may be obtained from the Human Resources Department or Investor Relations Department of the Company, the Company will deduct the whole dollar amount specified by the Employee. The minimum weekly deduction is $5.00; the minimum semi-monthly and bi-weekly deduction is $10.00; the maximum weekly deduction is $200 and the maximum semi-monthly and bi-weekly deduction is $400 per pay period. The Payroll Deduction Form must be received by the Company at least two weeks before the pay period on which the Employee wishes to begin deductions. Once authorized, payroll deductions will continue until changed or terminated by the Employee.

     23.  WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED UNDER THE PLAN?

     Purchases of Common Stock with Optional Cash Payments will as a general matter be made on a monthly basis. If the Common Stock is to be purchased on the open market, the date or dates for purchase will occur as soon as practicable, consistent with the Designated Agent's obligations as agent for Participants, after the Company notifies the Designated Agent of the amount of Optional Cash Payments for that month but, in any event, within 35 days after the Cash Deadline. If for any reason any such purchase is not made during such period, the funds therefor will be returned to the relevant Participants. If the Common Stock to be purchased consists of original issue shares to be purchased directly from the Company, the date for such purchase will be the Cash Payment Purchase Date.

     No interest will be paid by the Company, the Agent or the Designated Agent on Optional Cash Payments pending their investment in Common Stock.

STOCK CERTIFICATES

     24.  WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASED UNDER THE PLAN?

     Certificates for shares of Common Stock purchased under the Plan will not be automatically issued to Participants. The number of shares of Common Stock credited to the Participant's Plan account will be shown on the Participant's statement of account.

     A Participant may, at any time, upon his or her written request to the Agent withdraw any or all of the whole shares of Common Stock credited to the Participant's Plan account from the Plan (see Questions 26 and 27), and certificates for such shares of Common Stock will be issued to such Participant. Certificates will be issued in the name in which the Participant is registered in the Plan. If fewer than all Plan shares are withdrawn, any remaining full shares of Common Stock for which certificates are not requested and any fractional shares of Common Stock will continue to be credited to the Participant's Plan account. Certificates for fractional shares of Common Stock cannot be issued under any circumstances.

     25.  MAY COMMON STOCK HELD PURSUANT TO THE PLAN BE PLEDGED?

     Shares credited to a Participant's Plan account may not be pledged. A Participant who wishes to pledge such shares must request that the certificates be issued in his or her name.

WITHDRAWAL FROM THE PLAN

     26.  HOW MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A person participating directly in the Plan may discontinue participation in the Plan and terminate his or her account at any time by providing written notification to the Agent that he or she wishes to withdraw from the Plan. As soon as practicable following receipt from the Participant of notice of withdrawal, the Agent will send the Participant certificates for the full shares of Common Stock credited to the Participant's Plan account. If the Participant so requests in writing, the Agent will arrange to sell such shares through a registered broker and send such Participant a check for the proceeds as soon as practicable after the broker has sold the shares. The Company, however, does not exercise any direct or indirect control over the price or timing of any such sales of shares of Common Stock by the registered broker. The Participant must pay the brokerage commission and any transfer tax associated with such sale, which amounts will be deducted from the check for the proceeds of the sale. The Agent will only arrange for the sale of all shares of Common Stock credited to the Plan account of a Participant who discontinues participation in the Plan.

     Whether the Participant requests the Agent to sell the shares of Common Stock credited to the Participant's Plan account or requests certificates for such shares, the Participant's interest in fractional shares will be paid in cash less applicable brokerage fees and transfer taxes.

     An Employee withdrawing from the Plan who has elected payroll deductions first must send to the Company's Human Resources Department or the Employee's Payroll Department a written request for discontinuance of payroll deductions and then must provide written notification of withdrawal to the Agent.

     Beneficial Owners participating indirectly in the Plan through brokers or other nominees must contact their broker or nominee regarding withdrawal from the Plan.

     27.  WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     Persons participating directly in the Plan may withdraw any or all shares of Common Stock credited to their Plan accounts from the Plan at any time by notifying the Agent in writing. If the request to withdraw is received five days prior to the dividend record date for any dividend payment on which the dividends would otherwise be reinvested for a Participant, the dividend reinvestment feature will be terminated on the day of receipt of the request by the Agent. If the request to withdraw is received by the Agent after the date which is five days prior to the dividend record date for any dividend payment, such dividend declared will, when paid, be reinvested for the Participant's Plan account. After the shares are credited to the Participant's Plan account, the request for withdrawal will then be processed as promptly as possible.

     Any Optional Cash Payment which had been sent to the Agent prior to the request for withdrawal will be invested in the next investment period or on the next Cash Payment Purchase Date, as the case may be, unless a request for the return of the amount is received by the Agent at least one business day prior to the Cash Deadline for the month. The Company will not pay interest on any terminated investments.

     Beneficial Owners participating indirectly in the Plan through brokers or other nominees must contact their broker or nominee regarding withdrawal from the Plan.

     The written request for the discontinuance of payroll deductions sent by an Employee to the Company's Human Resources Department or the Employee's Payroll Department will normally take effect with the next pay period.

SALE OF SHARES

     28. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL SHARES OF COMMON STOCK REGISTERED IN HIS OR HER NAME?

     If a Participant sells or transfers all of the shares of Common Stock registered in his or her name but maintains shares in such Participant's Plan account, dividends will continue to be reinvested on the balance in the Participant's Plan account and the Participant may continue to make Optional Cash Payments.

REPORTS

     29.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     On a regular basis, the Agent will send a detailed statement to each Participant for whose account dividends have been reinvested and/or purchases of shares of Common Stock with Optional Cash Payments have been made. The statement will provide pertinent information with respect to such Participant's Plan account, including, to the extent available, information as to the total shares of Common Stock credited to the Participant's Plan Account, dividends received, dividends reinvested, Optional Cash Payments invested in Common Stock and purchase price per share of the Common Stock. Cumulative transaction information on a calendar year basis will be included in each statement. THESE STATEMENTS ARE THE ONLY RECORDS OF PLAN ACTIVITY SENT TO PARTICIPANTS AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES.

     In addition, each Participant will receive copies of the same communications sent to record holders of shares of Common Stock and Beneficial Owners each year, including the Company's interim reports, annual reports, notice of annual meeting and proxy statement, as well as any income tax information for reporting dividends paid or reinvested.

OTHER INFORMATION

     30.  WHAT HAPPENS IF THE COMPANY HAS A RIGHTS OFFERING?

     A Participant's entitlement in a rights offering will be based upon the number of shares of Common Stock credited to the Participant's Plan account. Such rights will be mailed directly to the Participant in the same manner as to shareholders of record who are not participating in the Plan. Rights certificates will be issued for the nearest number of whole shares only.

     31. WHAT HAPPENS IF THE COMPANY DECLARES A STOCK DIVIDEND OR SPLITS ITS SHARES OF COMMON STOCK?

     Stock dividends distributed on shares of Common Stock held and registered in the name of a Participant on the books of the Agent, as well as shares of Common Stock distributed as a result of any split of such shares, will be mailed directly to the Participant. Stock dividends distributed on shares of Common Stock credited to a Participant's Plan account, as well as shares of Common Stock distributed as a result of any split of such shares, will be credited to the Participant's Plan account.

     32. HOW WILL A PARTICIPANT'S SHARES OF THE COMMON STOCK BE VOTED AT MEETINGS OF SHAREHOLDERS?

     Each Participant will receive a proxy for the total number of shares of Common Stock held--both the shares registered in the Participant's name and those credited to the Participant's Plan account including fractional shares under the Plan. If the proxy is returned properly signed and marked for voting, all of the Participant's shares of Common Stock--those registered in the Participant's name and those credited to the Participant's Plan account--will be voted as marked. The total number of shares may also be voted in person at a meeting.

     If no instructions are received on a properly signed proxy with respect to any item thereon, all of a Participant's shares of Common Stock will be voted in accordance with the recommendations of the Board of Directors of the Company, just as for non-participating shareholders who return proxies and do not provide instructions. If the proxy is not returned or if it is returned unsigned, none of the Participant's shares of Common Stock will be voted unless the Participant votes in person.

     33. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY, THE AGENT AND THE DESIGNATED AGENT UNDER THE PLAN?

     In connection with the Plan, the Company and its officers, employees and agents, the Agent and the Designated Agent will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant's Plan account upon such Participant's death prior to receipt of notice in writing of such death or with respect to any fluctuation in market value before or after purchase or sale of Common Stock.

     PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY, THE AGENT NOR THE DESIGNATED AGENT CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE PLAN.

     34.  HOW MANY SHARES WILL BE SOLD BY THE COMPANY UNDER THE PLAN?

     This registration relates to 4,000,000 shares of Common Stock. The Company anticipates that it will from time to time, as required, register additional shares of Common Stock. The outstanding shares of Common Stock are, and original issue shares offered hereby, upon notice of issuance, will be, listed on the New York Stock Exchange.

     35.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, modification or termination.

     36.  WHO INTERPRETS AND REGULATES THE PLAN?

     The officers of the Company may take such actions to carry out the Plan as are not contrary to the terms and conditions of the Plan. In addition, the Company reserves the right to interpret and regulate the Plan in good faith as it deems desirable or necessary in connection with the operation of the Plan.

     Furthermore, in the context of original issue shares, if it appears to the Company that any Participant is using or contemplating the use of the Plan in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any payment by or on behalf of such Participant is tendered. Such payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.


                         FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING IS A SUMMARY OF FEDERAL TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN. SINCE THIS IS ONLY A SUMMARY AND SINCE STATE AND LOCAL TAX LAWS MAY VARY, A PARTICIPANT SHOULD CONSULT HIS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN.

     Under Internal Revenue Service rulings, dividends which are reinvested by a Participant under the Plan will be treated, for federal income tax purposes, as having been received by the Participant in the form of a taxable stock distribution rather than cash dividend. A Participant whose dividends on Common Stock are reinvested under the Plan in shares of Common Stock purchased from the Company therefore will be treated as having received a distribution equal to the fair market value, on the date such purchases are made, of the shares of Common Stock acquired through such reinvestment.

     A Participant for whom shares of Common Stock are purchased with Optional Cash Payments and who receives a discount on these shares will be treated, for federal income tax purposes, as having received as a distribution an amount equal to the difference between the fair market value of the shares of Common Stock on the Cash Payment Purchase Date and the Optional Cash Payment.

     Generally, all distributions will be treated as dividends and will be taxable as ordinary income to the extent of the Company's earnings and profits. To the extent that a distribution exceeds the Company's earnings and profits, it is deemed to be a return of capital. A return of capital reduces a shareholder's basis in his shares, but not below zero. To the extent a return of capital reduces a shareholder's basis, no gain is recognized and to the extent a return of capital exceeds a shareholder's basis, it is treated as a capital gain if such shares are held as a capital asset. Form 1099 which is sent to each Participant annually will indicate the total amount of dividends paid to the Participant.

     A corporate recipient of dividends reinvested under the Plan generally will be entitled to a dividends-received deduction allowed by Section 243 of the Internal Revenue Code. However, if such corporate recipient is subject to the alternative minimum tax, a portion of the dividends-received deduction will be treated as an adjustment that increases alternative minimum taxable income.

     A Participant's basis in shares purchased from the Company with reinvested dividends on Common Stock will be equal to the fair market value of such shares on the date such purchases are made. A Participant's basis in shares of Common Stock purchased from the Company with Optional Cash Payments will be equal to the amount paid by the Participant in acquiring the shares, plus the excess of the fair market value of the shares on the date the Common Stock was purchased with the Optional Cash Payment over the Optional Cash Payment.

     Because the price at which Common Stock will be purchased under the Plan will be between 90% and 100% of the average of the daily high and low sales prices on five randomly chosen days (see Question 8 above), the fair market value of the shares on the date they were acquired either through the reinvestment of dividends or through Optional Cash Payments may differ from the price at which such shares are purchased.

     The following examples, which are for illustrative purposes only, may be helpful to illustrate the federal income tax consequences of the reinvestment of dividends or the purchase of stock with Optional Cash Payments.

Example 1
Cash Dividends Reinvested                     $100.00
Assumed Fair Market Value per share           $ 14.00
Market Price based on random 5 day average    $ 13.50
Less 3% discount per share                    $ (0.41)
Net purchase price per share                  $ 13.09
Number of shares purchased (100/13.09)          7.639
Total taxable dividend (14 x 7.639)           $106.95
Tax Basis per share                           $ 14.00

Example 2
Optional Cash Payment                         $100.00
Assumed Fair Market Value per share           $ 14.00
Market Price based on 5 day average           $ 13.50
Less 3% discount per share                    $ (0.41)
Net purchase price per share                  $ 13.09
Number of shares purchased (100/13.09)          7.639
Total taxable dividend resulting
  from transaction ($14 x 7.639 - 100)        $  6.95
Tax Basis per share                           $ 14.00

     A Participant who receives, upon withdrawal from or termination of the Plan, a cash adjustment for a fraction of a share credited to his account will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the Participant when whole shares of Common Stock are sold pursuant to the Participant's request when he withdraws from the Plan or when whole shares of Common Stock are sold or exchanged by the Participant himself after the shares of Common Stock have been withdrawn from the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for his shares of Common Stock or fraction of a share and his tax basis therefor less the portion, if any, of dividends received thereon constituting a return of capital (nontaxable distributions) for federal income tax purposes.

     A Participant's holding period for shares of Common Stock acquired through the Plan will begin on the day following the purchase of such shares.

     Under backup withholding rules, dividends which are reinvested pursuant to the Plan may be subject to backup withholding at the rate of 31% unless the Participant (a) is a corporation or other form of exempt entity and, when required, demonstrates this fact, or (b) provides the Agent with the Participant's taxpayer identification number and certifies to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

     In the case of foreign Participants receiving dividends that are subject to United States income tax withholding, the Company, to the extent permitted by law, will apply the net amount of any dividend which is being reinvested by such Participant, after the deduction of taxes, to the purchase of shares of Common Stock.

     Foreign Participants who indicate Optional Cash Payments Only on the Shareholder Authorization Form will continue to receive cash dividends on shares of Common Stock not included in the Plan in the usual manner. Optional Cash Payments received from them must be by check or money order payable in United States dollars and will be invested in the same manner as Optional Cash Payments from other Participants.


                                USE OF PROCEEDS

     No proceeds will be realized by the Company when Plan shares are purchased on the open market. The Company has no basis for determining the number of original issue shares that will be purchased directly from the Company under the Plan, and the amount of proceeds of any such shares. The proceeds to the Company from the issuance and sale of any original issue shares are expected to be added to the general funds of the Company and used for general corporate purposes.

                                LEGAL OPINIONS

     The legality of shares of Common Stock offered hereby has been passed on for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York and Newark, New Jersey. Douglas W. Hawes, Esq., a member of that firm, is a director and Secretary of the Company, and Alan M. Berman, Esq., a member of that firm, is a director of United Properties Group Inc., a wholly-owned subsidiary of the Company.


                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================

No dealer, salesman or other person is authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer by the Company to sell, or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.


                          ----------------------------


                               TABLE OF CONTENTS

                                  Page
                                  ----
Available Information...........   2
Incorporation of Certain
  Documents by Reference........   2
The Company.....................   4
Index to Description of
  the Plan......................   4
Description of the Plan.........   5
Federal Income Tax Information..  17
Use of Proceeds.................  19
Legal Opinions..................  20
Experts.........................  20

================================================================================

================================================================================

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN



                                  UNITED WATER
                                 RESOURCES INC.



                                  COMMON STOCK
                                 (NO PAR VALUE)



                           -------------------------

                                   PROSPECTUS

                           -------------------------



                                ______ __, 1995

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration Fee -- Securities and Exchange
      Commission...............                                   $18,359.00
     Auditors' Fee*............                                   $ 5,000.00
     Legal Fees and Expenses*..                                   $28,000.00
     Printing and Mailing*.....                                   $35,000.00
     Administration Fees*......                                   $ 3,000.00
     Miscellaneous*............                                   $ 5,000.00

      Total....................                                   $94,359.00

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is incorporated in New Jersey and is subject to New Jersey law covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of service to the Company. New Jersey law provides that indemnification will be made to any officer or director who has been successful "on the merits" or "otherwise" with respect to the defense of any such proceeding, but does not require indemnification in any other circumstance. New Jersey law permits the advancing of expenses incurred in defending such a proceeding upon the giving of an undertaking to repay such sums by the indemnified officer or director in the event it is later determined that such officer or director should not have been indemnified. New Jersey law also permits the Company to procure insurance on behalf of its officers and directors against any liability asserted against or incurred by the officer or director, even if the Company would not otherwise have the power under applicable law to indemnify the officer or the director for such expenses.

     In accordance with the New Jersey Business Corporation Act, a provision of the Company's Restated Certificate of Incorporation eliminates personal liability of directors and officers to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders to the fullest extent permissible by law. However, this provision does not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to the Company or its shareholders, (2) not in good faith or involving a knowing violation of law, or
(3) resulting in receipt by such person of an improper personal benefit.

     The By-laws of the Company and indemnification agreements between the Company and each of its directors and officers provide for indemnification of directors and officers against certain liabilities arising out of their service in such capacities to the fullest extent permissible by law. The indemnification agreements between the Company and each of its directors and officers are intended to provide a contractual right to indemnification notwithstanding any future amendment of the By-laws of the Company and provide for the indemnification of directors and officers for liabilities that may relate to acts or omissions that occurred prior to the date of such indemnification agreements. The By-laws of the Company presently authorize the Company to enter into indemnification agreements providing similar rights to any future director or officer of the Company or to any person who serves as an officer, director or key employee of other corporations or entities at the request of the Company.

     The Company also has policies of insurance which, among other things, provide officers' and directors' liability coverage, individually or collectively, up to an annual aggregate limit of $50,000,000.

ITEM 16.  LIST OF EXHIBITS.

         3(a)  - Restated Certificate of Incorporation of United Water
                 Resources Inc., dated July 14, 1987. (Filed as Exhibit 4(b) to Registration Statement No. 33-20067).

         3(b)  - Certificate of Correction to Restated Certificate of
                 Incorporation of United Water Resources Inc., dated August 13, 1987. (Filed as Exhibit 4(c) to Registration Statement No. 33-20067).

         3(c)  - Certificate of Amendment to the Restated Certificate of
                 Incorporation of United Water Resources Inc., dated April 22, 1994, amending Articles 5, 6, 7 and 9.

         3(d)  - Amended By-laws of United Water Resources Inc. dated as of
                 March 10, 1994. (Filed as Exhibit 4(1) to Form 10-K for the year ended December 31, 1993).

         4(a)  - Certificate of Amendment to the Restated Certificate of
                 Incorporation of United Water Resources Inc., dated April 22, 1994, for Series A Cumulative Convertible Preference Stock of United Water Resources Inc.

         4(b)  - Certificate of Amendment to the Restated Certificate of
                 Incorporation of United Water Resources Inc., dated April 22, 1994, for Series B 7 5/8% Cumulative Preferred Stock of United Water Resources Inc.

         4(c)  - Dividend Reinvestment and Stock Purchase Plan (See Prospectus).

         4(d)  - Specimen of United Water Resources Inc. Common Stock.
                 (Filed as Exhibit 4(d) to Registration Statement No. 2-90540).

         4(e)  - Rights Agreement, dated as of July 12, 1989, between United
                 Water Resources Inc. and First Interstate Bank, Ltd. (Filed as
                 Exhibit 4(c) to Registration Statement No. 33-32672).

         4(f)  - Governance Agreement between United Water Resources Inc. and
                 Lyonnaise American Holding, Inc., dated April 22, 1994. (Filed in Appendix A to Registration Statement No. 33-51703).

         5(a)  - Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

         23(a) - Consent of Price Waterhouse LLP.

         23(b) - Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                 (Contained in their opinion filed as Exhibit 5(a)).

         24(a) - Powers of Attorney (included in signature page).

         24(b) - Certified copies of the resolutions of the Board of Directors.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN HARRINGTON PARK, COUNTY OF BERGEN, STATE OF NEW JERSEY, ON THIS 7TH DAY OF AUGUST, 1995.

                                         UNITED WATER RESOURCES INC.
                                         (Registrant)


                                         By /s/  Donald L. Correll
                                           -----------------------------------
                                           (Donald L. Correll, President and
                                               Chief Executive Officer)


                                   SIGNATURES

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Donald L. Correll, E. Ellsworth McMeen, III and Allan D. Shakley (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                 Signature                            Title                 Date
-------------------------------------------  ------------------------  ---------------

                                             Chairman of the Board of
/s/ Donald L. Correll                        Directors, President and  August 7, 1995
-------------------------------------------  Chief Executive Officer
(Donald L. Correll, Chairman of the Board
         of Directors, President
      and Chief Executive Officer)

                                               Principal Financial
/s/ John J. Turner                            Officer and Principal    August 7, 1995
-------------------------------------------    Accounting Officer
    (John J. Turner, Treasurer)

/s/ Edward E. Barr                                   Director          August  7, 1995
-------------------------------------------
          (Edward E. Barr)

                 Signature                            Title                 Date
-------------------------------------------  ------------------------  ---------------


/s/ Frank J. Borelli                                 Director          August 7, 1995
-------------------------------------------
        (Frank J. Borelli)
                                                     Director
-------------------------------------------
        (Philippe Brogniart)

/s/ Lawrence R. Codey                                Director          August 7, 1995
-------------------------------------------
        (Lawrence R. Codey)

/s/ Peter Del Col                                    Director          August 7, 1995
-------------------------------------------
          (Peter Del Col)

/s/ Allan R. Dragone                                 Director          August 7, 1995
-------------------------------------------
        (Allan R. Dragone)

/s/ Robert L. Duncan, Jr.                            Director          August 7, 1995
-------------------------------------------
      (Robert L. Duncan, Jr.)

/s/ Jon F. Hanson                                    Director          August 7, 1995
-------------------------------------------
          (Jon F. Hanson)

/s/ George M. Haskew, Jr.                            Director          August 7, 1995
-------------------------------------------
      (George M. Haskew, Jr.)

                                                     Director
-------------------------------------------
        (Douglas W. Hawes)

/s/ Dennis M. Newnham                                Director          August 7, 1995
-------------------------------------------
       (Dennis M. Newnham)
                                                     Director
-------------------------------------------
        (Jacques F. Petry)

/s/ Marcia L. Worthing                               Director          August 7, 1995
-------------------------------------------
       (Marcia L. Worthing)

                                 EXHIBIT INDEX



                                                                                           Sequentially
 Exhibit                                                                                    Numbered
   No.                                      Description                                        Page
---------  ------------------------------------------------------------------------------  ------------

3(a)   --  Restated Certificate of Incorporation of United Water Resources Inc.,
           dated July 14, 1987. (Filed as Exhibit 4(b) to Registration Statement No.
           33-20067).
3(b)    -- Certificate of Correction to Restated Certificate of Incorporation of
           United Water Resources Inc., dated August 13, 1987.  (Filed as Exhibit 4(c)
           to Registration Statement No. 33-20067).
3(c)    -- Certificate of Amendment to the Restated Certificate of Incorporation of
           United Water Resources Inc., dated April 22, 1994, amending Articles 5,
           6, 7 and 9.
3(d)    -- Amended By-laws of United Water Resources Inc. dated as of March 10,
           1994.  (Filed as Exhibit 4(1) to Form 10-K for the year ended
           December 31, 1993).
4(a)    -- Certificate of Amendment to the Restated Certificate of Incorporation of
           United Water Resources Inc., dated April 22, 1994, for Series A
           Cumulative Convertible Preference Stock of United Water Resources Inc.
4(b)    -- Certificate of Amendment to the Restated Certificate of Incorporation of
           United Water Resources Inc., dated April 22, 1994, for Series B 7 5/8%
           Cumulative Preferred Stock of United Water Resources Inc.
4(c)    -- Dividend Reinvestment and Stock Purchase Plan (See Prospectus).
4(d)    -- Specimen of United Water Resources Inc. Common Stock (Filed as
           Exhibit 4(d) to Registration Statement No. 2-90540).
4(e)    -- Rights Agreement, dated as of July 12, 1989, between United Water
           Resources, Inc. and First Interstate Bank, Ltd.  (Filed as Exhibit 4(c) to
           Registration Statement No. 33-32672).
4(f)    -- Governance Agreement between United Water Resources Inc. and
           Lyonnaise American Holding, Inc., dated April 22, 1994.  (Filed in
           Appendix A to Registration Statement No. 33-51703).
5(a)    -- Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
23(a)   -- Consent of Price Waterhouse LLP.
23(b)   -- Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.  (Contained in
           their opinion filed as Exhibit 5(a)).
24(a)   -- Power of Attorney (included in signature page).
24(b)   -- Certified copies of the resolutions of the Board of Directors.